NEWS RELEASE

CONTACTS:

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

MAUREEN B. BELLANTONI                      JOHN BOSTJANCIC
EXECUTIVE VICE PRESIDENT                   VICE PRESIDENT, CORPORATE DEVELOPMENT
AND CHIEF FINANCIAL OFFICER                AND INVESTOR RELATIONS
(609) 936-6822                             (609) 936-2239
maureen.bellantoni@Integra-LS.com          jbostjancic@Integra-LS.com


    INTEGRA LIFESCIENCES ANNOUNCES AMENDMENT TO EXCHANGE OFFER FOR ITS 2 1/2%
               CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008

PLAINSBORO, NEW JERSEY, AUGUST 28, 2006 - INTEGRA LIFESCIENCES HOLDINGS CORPORATION (NASDAQ: IART) ANNOUNCED TODAY THAT IT HAS EXTENDED THE EXPIRATION DATE AND MODIFIED THE TERMS OF ITS OFFER TO EXCHANGE UP TO $120 MILLION PRINCIPAL AMOUNT OF NEW NOTES WITH A "NET SHARE SETTLEMENT" MECHANISM FOR ITS CURRENTLY OUTSTANDING 2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008.

THE EXPIRATION DATE OF THE EXCHANGE OFFER HAS BEEN EXTENDED FROM 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 28, 2006 UNTIL 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 26, 2006, UNLESS FURTHER EXTENDED OR EARLIER TERMINATED BY INTEGRA. AS OF 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 25, 2006, AN AGGREGATE PRINCIPAL AMOUNT OF $8.2 MILLION OF OLD NOTES HAD BEEN TENDERED.

HOLDERS WHO EXCHANGE THEIR OLD NOTES WILL STILL RECEIVE NEW NOTES WITH A NET SHARE SETTLEMENT FEATURE PLUS AN EXCHANGE FEE OF $2.50 PER $1,000 PRINCIPAL AMOUNT OF THEIR OLD NOTES VALIDLY TENDERED AND ACCEPTED FOR EXCHANGE. HOWEVER, THE NEW NOTES WILL NOW INCLUDE "TAKEOVER PROTECTION," WHEREBY INTEGRA WILL PAY A PREMIUM TO HOLDERS WHO CONVERT THEIR NOTES UPON THE OCCURRENCE OF A CHANGE IN CONTROL OF INTEGRA AND SIMILAR EVENTS. OTHER THAN THE NET SHARE SETTLEMENT AND TAKEOVER PROTECTION FEATURES, THE NEW NOTES CONTAIN SUBSTANTIALLY SIMILAR TERMS TO THE OLD NOTES.

OLD NOTES MUST BE TENDERED ON OR PRIOR TO THE EXPIRATION OF THE OFFER, AND TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION OF THE OFFER. VALIDLY WITHDRAWN OLD NOTES WILL BE RETURNED TO THE HOLDER IN ACCORDANCE WITH THE TERMS OF THE OFFER. FOLLOWING THE EXPIRATION OF THE OFFER AND SUBJECT TO THE TERMS OF THE OFFER, INTEGRA WILL ACCEPT ALL OLD NOTES VALIDLY TENDERED AND NOT VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AND WILL ISSUE THE NEW NOTES IN EXCHANGE PROMPTLY THEREAFTER.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SECURITIES OF INTEGRA. THE SOLICITATION OF OFFERS TO EXCHANGE THE OUTSTANDING 2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES IS ONLY BEING MADE PURSUANT TO THE EXCHANGE OFFER DOCUMENTS, INCLUDING THE OFFER TO EXCHANGE (AS SUPPLEMENTED) AND THE RELATED LETTER OF TRANSMITTAL THAT INTEGRA HAS DISTRIBUTED OR WILL BE DISTRIBUTING TO ITS NOTEHOLDERS AND FILING WITH THE SECURITIES AND EXCHANGE COMMISSION. NOTEHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO EXCHANGE AND RELATED MATERIALS WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. NOTEHOLDERS

AND INVESTORS MAY OBTAIN A FREE COPY (WHEN AVAILABLE) OF THE OFFER TO EXCHANGE AND OTHER DOCUMENTS THAT WILL BE FILED BY INTEGRA WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV OR FROM THE INFORMATION AGENT, GEORGESON INC., AT (212) 440-9800 (BANKS AND BROKERS) OR (866) 482-4943 (ALL OTHERS). NOTEHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL. THE NEW NOTES WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE LAWS.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION IS A DIVERSIFIED MEDICAL TECHNOLOGY COMPANY THAT DEVELOPS, MANUFACTURES, AND MARKETS MEDICAL DEVICES FOR USE IN A VARIETY OF APPLICATIONS. THE PRIMARY APPLICATIONS FOR OUR PRODUCTS ARE NEUROSURGERY, RECONSTRUCTIVE SURGERY AND GENERAL SURGERY. INTEGRA IS A LEADER IN APPLYING THE PRINCIPLES OF BIOTECHNOLOGY TO MEDICAL DEVICES THAT IMPROVE PATIENTS' QUALITY OF LIFE. OUR CORPORATE HEADQUARTERS ARE IN PLAINSBORO, NEW JERSEY, AND WE HAVE MANUFACTURING AND RESEARCH FACILITIES LOCATED THROUGHOUT THE WORLD. WE HAVE APPROXIMATELY 1,650 EMPLOYEES. PLEASE VISIT OUR WEBSITE AT (http://www.Integra-LS.com).

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PREDICTED OR EXPECTED RESULTS. AMONG OTHER THINGS, INTEGRA'S ABILITY TO SUCCESSFULLY COMPLETE THE EXCHANGE OFFER ON THE ABOVE TERMS COULD AFFECT INTEGRA'S FUTURE FINANCIAL RESULTS. IN ADDITION, THE ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS IDENTIFIED UNDER THE HEADING "FACTORS THAT MAY AFFECT OUR FUTURE PERFORMANCE" INCLUDED IN THE
BUSINESS SECTION OF INTEGRA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND INFORMATION CONTAINED IN SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD AFFECT ACTUAL RESULTS.

SOURCE: INTEGRA LIFESCIENCES HOLDINGS CORPORATION